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                                                                    EXHIBIT 32.3


                              AMERICAN BANCORP, INC.

                    DISCLOSURE OF APPROVAL BY THE COMPANY'S
                     AUDIT COMMITTEE FOR THE PERFORMANCE OF
                      NON-AUDIT SERVICES BY THE COMPANY'S
                   INDEPENDENT AUDITORS PURSUANT TO 18 U.S.C.
                  SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                     202 OF THE SARBANES-OXLEY ACT OF 2002


For the second quarter of 2003, the Audit Committee of American Bancorp, Inc. approved that its independent auditors could review the Company's Form 10-Q for the first quarter of 2003, review deferred compensation arrangements with the Bank's executive officers, review and update the Bank's Section 125 Cafeteria Plan covering health insurance, provide answers to miscellaneous inquires by management and provide advice to management and the Board of Directors of the Company and the Bank.